COOPERATION AGREEMENT

      AGREEMENT dated March, 1996, between the parties, Unique Mobility, Inc., ("UMI") a corporation organized and incorporated under the laws of the State of Colorado and Northrop Grumman Corporation ("Northrop Grumman"), a corporation organized and incorporated under the laws of the State of Delaware.

     WHEREAS, UMI has developed Brushless DC (PM) motor and power electronics technology and other know-how relating to vehicle propulsion systems used or useful in electric and hybrid electric vehicles; and

      WHEREAS, Northrop Grumman has developed induction motor and power electronics technology and other know-how relating to vehicle propulsion systems and has focused on achieving volume production of induction motor drive technology; and

      NOW, THEREFORE, in consideration of the foregoing, and in express reliance on the mutual promises and covenants contained herein, the Parties hereby agree to use best efforts as follows:

Section 1 - Marketing. The parties agree to join each other in defining opportunities for their respective vehicle propulsion systems in Electric and Hybrid Vehicle markets and for meeting the Northrop Grumman customer needs in the lower power ranges.

Section 2 - Production Readiness. The parties agree to initiate with limited available funding a development program for the transition to production of the UMI Brushless DC technology.

The parties also agree to pursue and apply additional funding to accelerate the transition to production. Both parties recognize that a firm production order may be required to complete production readiness.

Section 3 - Production. In the event UMI and Northrop Grumman decide that any Product is ready for production, then the parties will negotiate, in good faith, a definitive agreement covering the nature and structure of the business arrangement, as well as the details of such production program which shall include a description of the work to be done, the budget therefor including the respective financial commitments of the parties and the time schedule.

Section 4 - Participation of the Parties. Northrop Grumman agrees to lead the transition to production effort that will make the Products ready for production. The parties agree to provide each other with all relevant information concerning design, configuration, interface definition and physical requirements of the Products. Both parties agree to participate in proposal preparation for any project to pursue the funding for making the Products production ready. If such funding becomes available, the parties will allocate the proceeds between them on such basis as may be agreed at the time the funding proposal is prepared.



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Section S - Technology Ownership.

A. Each party shall own exclusively all technical information, technical data, design documentation, hardware and all intellectual property rights generated by it, whether prior to, in parallel with, or pursuant to this project.

B. All technical information, technical data, design documentation and technical know how disclosed by either Northrop Grumman or UMI during the course of this Agreement shall be held in confidence in accordance with the terms of the Proprietary Information Exchange Agreement (PIEA) attached (Attachment A). The parties agree that the PIEA shall remain in effect for the term of this Agreement and the protection responsibility for the proprietary information will continue for five years after the term of this Agreement.

C. All items of hardware transferred between Northrop Grumman and UMI will remain the property of provider and will be furnished pursuant to bailment terms attached (Attachment B).

Section 6 - Notices. Wherever under this Agreement one party is required or permitted to give notice to the others, such notice will be deemed given when delivered in hand, when telecopied or faxed and receipt confirmed, when sent by Federal Express or similar overnight courier service, or when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and sent to the following points of contact:

In the case of UMI:      Unique Mobility. Inc.
                         425 Corporate Circle
                         Golden. Colorado 80401
                         Attn: Ray A. Geddes

In the case of Northrop: Northrop Grumman Corporation
                         P.O. Box 17320 MS B420
                         Baltimore, MD 21203
                         Attn: Ted Lesster MSB400

Section 7 - Entire Agreement. The terms and conditions herein constitute the entire agreement and understanding of the parties and shall supersede all communications, negotiations, arrangements and agreements, either oral or written, with respect to the subject matter hereof. No amendments to or modifications of this Agreement shall be effective unless reduced to writing and executed by the Parties hereto. The failure of any party to enforce any term hereof shall not be deemed a waiver of any rights contained herein.

Section 8 - Limitation of Liability. Notwithstanding any language in this Agreement to the contrary, none of the parties shall be liable to the other of the parties for any incidental,


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consequential,   indirect  or  special  damages  whatsoever,  including  without limitation loss of use or lost profits, arising out of or associated with the performance of this Agreement.

Section 9 - Term and Termination. The Term of this agreement is three years from the date of the last to sign below. The parties may terminate this Agreement by providing the other parties with thirty day prior written notice of its intent to terminate provided in accordance with Section 6 above.

Section 10 - Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Colorado.

Section 11- Definitions. The following definitions shall apply to this
Agreement:

A. Technical Information shall mean any technical information, data, drawings, plans, specifications, processes, software and know how relating to the Brushless DC Motors and Power Electronics.

B. Intellectual Property Rights. Intellectual Property Rights means any of the legally enforceable rights, world-wide, under statute or common law, or pursuant to nondisclosure obligations between the Parties for property for inventive subject matter, original works of authorship, and includes (without limitation) patents, copyrights, trade secrets, trademarks, and mask works.

C. Products. Products shall mean Brushless DC motors, Brushless DC alternators and related electronic products to control motor speed and torque for application to electrically propelled on-road vehicles having four or more wheels.

NORTHROP GRUMMAN CORPORATION        UNIQUE MOBILITY, INC.
By: /s/ J. J. Chambers              By: /s/ /R. A. Geddes
Typed Name:  J. J.  Chambers        Typed Name:  R. A. Geddes
Title: Contracts                    Title: Chairman

Date: March 19,1996                 Date: March 19.1996




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                          ATTACHMENT A

           PROPRIETARY INFORMATION EXCHANGE AGREEMENT

This Agreement is entered into by and between Northrop Grumman Corporation, a corporation organized and existing under the laws of Delaware, by and through its Systems and Technology Division, having offices at Baltimore, Maryland (hereinafter referred to as "Northrop") and Unique Mobility, Inc., a corporation organized and existing under the laws of Colorado, having offices at Golden (hereinafter referred to as "Unique").

Subject of Northrop information: Business plans and technical information pertaining to Northrop Electric Propulsion System including the electric motor, controller, power converter and battery products.

Subject  of  Unique  information:   Business  plans  and  technical  information
pertaining to Unique Mobility products and technology concerning electric motors, controllers, power converters and related devices.

Purpose of exchange: Discuss the possibility of a strategic partnership between Northrop and Unique.

The parties hereto desire to exchange the information described above, and considered by them to be proprietary, for the above-stated purpose. The party furnishing the proprietary information will be referred to as the "Disclosing Party" and the party receiving the proprietary information will be referred to as the "Receiving Party". In order to provide for the protection of such proprietary information from unauthorized use and disclosure, the parties hereby agree that the disclosure of such information between them shall be subject to the following terms and conditions:

1. Only that information disclosed in written form and identified by a marking thereon as proprietary, or oral information which is identified as proprietary at the time of disclosure and confirmed in writing within ten (10) days of its disclosure, shall be considered proprietary and subject to this Agreement.

2. The exclusive points of contact with respect to the delivery and control of proprietary information disclosed hereunder are designated by the parties as follows:

Unique:              Mr. Ray A. Geddes
                     Unique Mobilitv. Inc.
                     425 Corporate Circle
                     Golden. Colorado 80401

Northrop:            Mr. L.E. Lesster
                     Northrop Grumman Corporation
                     P.O. Box 17320. MS B400
                     Baltimore. MD 21203

Either party may change its point of contact by written notice to the other.

3. Information identified and disclosed as provided in this Agreement shall be held by the Receiving Party in confidence for a period of 5 year(s) from the date of receipt. During such period, such information shall be used only for the purpose stated above and shall not be disclosed to any third party. Neither party shall be liable for disclosure pursuant to judicial action or government regulation or requirement, provided that the originating party is given prompt notice of such government or judicial action and is afforded an opportunity to


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respond prior to disclosure by the Receiving Party.

4. The parties shall have no obligation under this Agreement to hold information in confidence which, although identified and disclosed as stated herein, has been or is:

    (a) developed by the Receiving Party independently and without the benefit of information disclosed hereunder by the Disclosing Party;

    (b) lawfully obtained by the Receiving Party from a third party without restriction;

    (c) publicly available without breach of this Agreement;

    (d) disclosed without restriction by the Disclosing Party to a third party, including the United States Government; or

    (e) known to the Receiving Party prior to its receipt from the Disclosing Party.

5. Each party shall use not less than the degree of care used to prevent disclosure of its own proprietary information to prevent disclosure of information received in accordance with this Agreement. In no event, however, shall less than a reasonable standard of care be used.

6. All information received and identified in accordance with this Agreement shall remain the property of the Disclosing Party and shall be returned upon request. Nothing contained herein shall be construed as a right or license, express or implied, under any patent copyright, or application therefor, of either party by or to the other party.

7. Any U. S. Government classified information disclosed by one party to the other shall be handled in accordance with the Department of Defense Industrial Security Manual for Safeguarding Classified Information (DoD 5220.22-M) or the National Industrial Security Program Operating Manual (NISPOM), their supplements, and other applicable U. S. Government security regulations.

8. The Receiving Party represents and warrants that no technical data delivered to it by the Disclosing Party shall be exported from the United States without first complying with all requirements of the International Traffic in Arms Regulations and the Export Administration Act, including the requirement for obtaining any export license, if applicable. The Receiving Party shall first obtain the written consent of the Disclosing Party prior to submitting any request for authority to export any such technical data.

9. The terms and conditions herein constitute the entire agreement and understanding of the parties and shall supersede all communications, negotiations, arrangements and agreements, either oral or written, with respect to the subject matter hereof. No amendments to or modifications of this Agreement shall be effective unless reduced to writing and executed by the Parties hereto. The failure of either party to enforce any term hereof shall not be deemed a waiver of any rights contained herein.

10. The effective date of this Agreement shall be the date of the last signature below. This Agreement shall expire one (1) year from the effective date hereof unless extended in writing by the parties hereto. The obligations of the parties contained in paragraph 3 above shall continue in effect notwithstanding the expiration of this Agreement.

11. This Agreement shall be governed and interpreted in accordance with the laws of the State of Maryland except its rules in regard to choice of laws.

NORTHROP GRUMMAN CORPORATION       UNIQUE MOBILITY, INC.
BY: /s/J. J. Chambers              BY: /s/Ray A. Geddes
TYPED NAME:  J.J. Chambers         TYPED NAME:  Ray A. Geddes
TITLE:  Contracts                  TITLE:  Chairman
DATE: March 30. 1996               DATE: March 30. 1996
AGREEMENT NO.:




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                          ATTACHMENT B

                       BAILMENT AGREEMENT

1. The Bailor will loan the Bailee , (herein called the "bailed property" defined as property delivered or transferred without permanent transfer of ownership) in support of the Project.

2. The bailed property is to be loaned to the Bailee by Bailor for a period of five (5) years beginning on the date the bailed property is shipped to the Bailee, address to be furnished to Northrop Grumman for shipment, and terminate on the date the bailed property is received by the Bailor. The bailed property is to be returned F.O.B. Baltimore, Maryland unless otherwise agreed by the Parties.

3. These terms may be extended by mutual agreement of the parties hereto

4. Bailee will not use the bailed property for any purpose other than to integrate and test in support of the Project.

5. Bailee will assign appropriately qualified personnel for the operation, handling and maintenance of the bailed property.

6. THE BAILOR DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND ALL WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE. In no event shall the Bailor be liable in contract or tort (including negligence), strict liability or otherwise for any indirect or incidental losses or other consequential, exemplary or special damages. The maximum liability of the Bailor under this Agreement is limited to $ .

7. Information of a proprietary nature concerning the bailed property will be safeguarded by Bailee against disclosure thereof according to the terms of Attachment A, Proprietary Information Exchange Agreement. In addition, Bailee agrees not to reverse engineer the bailed property.

8. The Bailee assumes the risk of, and shall be responsible for, any loss or damage to the bailed property provided under this Agreement while in Bailee's possession or control, including during the transportation periods. Bailee agrees to indemnify the Bailor for its costs or losses resulting from the Bailee's use or possession of the bailed property. Bailee shall return the bailed property in as good a condition as when received, except for reasonable wear and tear thereof for the utilization of such bailed property in accordance with the terms of this Agreement.

9. Neither the bailment term, nor any interest herein nor claim arising hereunder shall be transferred by Bailee to any party or parties.

10. The laws of the State of Maryland, U.S.A. shall govern the terms of this Agreement, except for its rules regarding choice of laws.